Exhibit 2.2

FIRST AMENDMENT TO

PURCHASE AND SALE AGREEMENT

This First Amendment to Purchase and Sale Agreement (this “Amendment”), dated as of May 31, 2017, is made and entered into by and among EXCO Operating Company, LP, a Delaware limited partnership, and EXCO Land Company, LLC, a Delaware limited liability company (collectively, “Seller”) and VOG Palo Verde LP, a Delaware limited partnership (“Buyer”). Seller and Buyer are each referred to as a “Party” and collectively referred to as the “Parties.” Capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the PSA (as hereinafter defined).

WHEREAS, Seller and Buyer are parties to that certain Purchase and Sale Agreement, dated as of April 7, 2017 (as amended by this Amendment and as further amended from time to time, the “PSA”); and

WHEREAS, the Parties desire to amend the PSA as more specifically set forth in this Amendment.

NOW, THEREFORE, in consideration of the closing of the transactions contemplated under the PSA, the mutual promises and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Amendments to the PSA. Pursuant to Section 13.12 of the PSA and notwithstanding anything to the contrary in the PSA, the Parties agree that the following amendments to the PSA are made effective as of the Execution Date:

(a) The definition of “Outside Date” in Section 1.1 to the PSA is hereby deleted in its entirety and replaced with the following language:

““Outside Date” shall mean August 15, 2017.”

(b) The first sentence of Section 2.4 to the PSA is hereby deleted in its entirety and replaced with the following language:

“Subject to the conditions set forth in this Agreement, the sale by Seller and the purchase by Buyer of the Assets pursuant to this Agreement (the “Closing”) shall occur on or before 9:00 a.m. (Prevailing Central Time) on June 15, 2017 (the “Scheduled Closing Date”) or such other date as Buyer and Seller may agree upon in writing; provided that if the conditions to Closing in Article IV have not yet been satisfied or waived by the Scheduled Closing Date, then Closing shall occur five Business Days after such conditions have been satisfied or waived.”

2. Confirmation. Except as otherwise provided herein, the provisions of the PSA shall remain in full force and effect in accordance with their respective terms following the execution of this Amendment.

3. Entire Agreement. THIS AMENDMENT, THE PSA, THE ANNEXES, THE EXHIBITS AND THE SCHEDULES TO THE PSA, THE TRANSACTION DOCUMENTS AND THE CONFIDENTIALITY AGREEMENT COLLECTIVELY CONSTITUTE THE ENTIRE AGREEMENT AMONG SELLER AND BUYER PERTAINING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF SELLER AND BUYER PERTAINING TO THE SUBJECT MATTER HEREOF.

4. Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile transmission shall be deemed an original signature hereto.

5. Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any of the Parties. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

6. Amendment. This Amendment may be amended only by an instrument in writing executed by the Party against whom enforcement is sought.

7. Governing Law. THIS AMENDMENT AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW. EACH OF THE PARTIES CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE COURTS OF THE STATE OF TEXAS FOR ANY ACTION ARISING OUT OF THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AMENDMENT SHALL BE EXCLUSIVELY LITIGATED IN COURTS HAVING SITES IN DALLAS COUNTY, TEXAS. EACH OF THE PARTIES WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT.

[Signature pages follow.]

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the date first written above.

SELLER:

EXCO OPERATING COMPANY, LP

By: EXCO Partners OLP GP, LLC, its general partner

By:	/s/ Harold L. Hickey
Name:	Harold L. Hickey
Title:	Chief Executive Officer and President

EXCO LAND COMPANY, LLC

By:	/s/ Harold L. Hickey
Name:	Harold L. Hickey
Title:	Chief Executive Officer and President

[Signature Page to First Amendment to Purchase and Sale Agreement]

BUYER:

VOG PALO VERDE LP

By: VOG Palo Verde GP LLC, its general partner

By:	/s/ R. Scott Garrick
Name:	R. Scott Garrick
Title:	Chief Executive Officer

[Signature Page to First Amendment to Purchase and Sale Agreement]